Exhibit 10.1

FOR IMMEDIATE RELEASE	September 17, 2014

Rowan Companies Announces Management Changes

HOUSTON, TEXAS -- Rowan Companies plc (“Rowan” or the “Company”) (NYSE: RDC) announced today that Mr. J. Kevin Bartol, Executive Vice President, Chief Financial Officer & Treasurer, has decided to leave the Company to pursue other opportunities. Mr. Bartol will continue to serve until a successor is chosen and a smooth transition is completed. The Company is conducting a search and intends to name Mr. Bartol’s successor in short order.

“We greatly appreciate Kevin’s dedication and many contributions to Rowan’s success over the past seven years,” said Thomas Burke, Rowan’s President and Chief Executive Officer. “Kevin has been instrumental in shaping the Company’s asset and capital markets strategy, from spearheading the sale of the Manufacturing and Land Drilling divisions and acquiring Skeie Drilling to positioning the Company for the future with our solid balance sheet, strong financial condition and investment grade ratings. We wish him well in his future endeavors.”

The Company also announced today that Melanie M. Trent has been promoted to Executive Vice President, General Counsel and Chief Administrative Officer and will assume responsibility for the Legal function, as well as retain responsibility for the Human Resources, Information Technology and Communications departments. Ms. Trent succeeds John L. Buvens, Jr. who is retiring from Rowan after more than 30 years with the Company.

“John has been an important contributor to Rowan’s evolution over the past thirty years and we will miss his expertise and judgment. We wish him all the best in retirement,” Mr. Burke stated.

Ms. Trent joined the Company in 2005, served as Senior Vice President, Chief Administrative Officer and Company Secretary since 2011, and served as Vice President & Corporate Secretary prior to that time.

Rowan Companies plc is a global provider of international contract drilling services in the ultra-deepwater and shallow water jack-up market with a fleet of 34 offshore drilling units, including four ultra-deepwater drillships, two of which are currently under construction, and 30 jack-up rigs, 19 of which are rated high-specification. The Company's fleet is located worldwide, including the United Kingdom and Norwegian sectors of the North Sea, the Middle East, the United States Gulf of Mexico, Southeast Asia, West and North Africa and Trinidad. All four of the Company’s ultra-deepwater drillships are now under long-term contracts. The Company’s Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol “RDC.” For more information on the Company, please visit www.rowancompanies.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation by our customers of drilling contracts, letter agreements or letters of intent or the exercise of early termination provisions, risks associated with fixed cost drilling operations, cost overruns or delays on shipyard repair, construction or transportation of drilling units, maintenance and repair costs, costs or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company’s operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism and hostilities in our areas of operations that may result in loss or seizure of assets, the outcome of disputes and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Contact:

Suzanne M. Spera

Director, Investor Relations

(713) 960-7517

sspera@rowancompanies.com